UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026

Cohen & Company Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On November 9, 2026, Lester R. Brafman notified Cohen & Company Inc., a Maryland corporation (the “Company”), of his decision to resign as Chief Executive Officer of the Company, Cohen & Company, LLC, a Delaware limited liability company and the operating subsidiary of the Company (the “Operating LLC”), and Cohen & Company Securities, LLC, the Company’s wholly owned broker-dealer subsidiary, effective as of the close of business on November 10, 2026 (the “Transition Date”). Mr. Brafman will remain employed by the Company as a non-executive Senior Advisor from the Transition Date through November 30, 2026 (the “Separation Date”), on which date his employment with the Company will terminate. In connection with his resignation, Mr. Brafman also resigned from the Board of Managers of the Operating LLC, as Chairman of the Board of Directors of Cohen & Company Financial (Europe) Limited S.A. and from each other board position he held with affiliates of the Company. Mr. Brafman’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer

On November 9, 2026, the Board of Directors of the Company (the “Board”) appointed Daniel G. Cohen, the Company’s Executive Chairman, to serve as Chief Executive Officer of the Company and the Operating LLC, effective as of the Transition Date. Mr. Cohen will continue to serve as Executive Chairman of the Board and of the Board of Managers of the Operating LLC.

Mr. Cohen, age 56, has served as the Executive Chairman of the Board and of the Board of Managers of the Operating LLC since May 24, 2022, and previously served as Chief Executive Officer of the Company and of the Operating LLC from December 16, 2009 to September 16, 2013. Additional biographical information regarding Mr. Cohen is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2026 (the “Proxy Statement”) under the caption “Proposal One - Election of Directors—Names of the Director Nominees and Biographical Information; Qualifications”  and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Cohen and any other person pursuant to which he was appointed as Chief Executive Officer. There is no family relationship between Mr. Cohen and any director or executive officer of the Company. Information regarding transactions between the Company and Mr. Cohen that are required to be disclosed under Item 404(a) of Regulation S-K is set forth in the Proxy Statement under the caption “Certain Relationships and Related Party Transactions” and in note 23 (Related Party Transactions) to the consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the Securities and Exchange Commission on August 3, 2026, each of which is incorporated herein by reference.

Mr. Cohen’s compensation will not change in connection with his appointment as Chief Executive Officer.

Separation Agreement

In connection with Mr. Brafman’s resignation, the Company and Mr. Brafman entered into a separation agreement and general release, dated November 9, 2026 (the “Separation Agreement”). Under the Separation Agreement, subject to Mr. Brafman executing and not revoking the Separation Agreement, re-affirming the Separation Agreement following the Separation Date and not revoking such re-affirmation, and his continued compliance with its terms, Mr. Brafman will be entitled to receive the following (collectively, the “Separation Benefits”):

•	a lump-sum cash payment of $3,000,000 in lieu of a bonus for the 2026 calendar year, payable within 30 days following the Separation Date;

•	a lump-sum cash severance payment of $2,250,000, which amount is equal to three times his base salary, payable within 30 days following the Separation Date, plus an additional $750,000 severance payment payable on December 31, 2027;

•	payment by the Company of premiums for continued health, dental and supplemental health insurance coverage under COBRA for Mr. Brafman and his eligible dependents, if elected, while they remain eligible for such coverage;

•	accelerated vesting, as of the Separation Date, of all of his 822,000 unvested restricted units of membership interests in the Operating LLC (“LLC Units”), and, at his written request delivered no later than the Separation Date, the repurchase by the Company of 52% of such LLC Units to provide liquidity to pay taxes from the accelerated vesting;

•	accelerated vesting, as of the Separation Date, of all of his 1,605,000 unvested LTIP Units of the Operating LLC, which will convert on the Separation Date into 1,605,000 LLC Units, and, if he elects prior to March 31, 2027 to cause the Operating LLC to redeem all such LLC Units, at least 37% of such LLC Units will be redeemed for cash to provide liquidity to pay taxes from the redemption;

•	the retention of his founder shares in Columbus Circle 2E Sponsor Corporation LLC and Columbus Circle 3E Sponsor Corporation LLC, two Company-sponsored special purpose acquisition company sponsors, subject to the reduction of his interest in Columbus Circle 2E Sponsor Corporation LLC to 58,333 shares from 175,000 shares and to potential pro rata dilution or reduction in accordance with the applicable sponsor operating agreements and any business combination agreement; and

•	payment of all unpaid and accrued dividends on his restricted LLC Units and LTIP Units in accordance with the applicable award agreements and governing documents.

Between the Transition Date and the Separation Date, Mr. Brafman will continue to receive his base salary and to participate in the Company’s group health, dental and supplemental health insurance plans.

In the event of Mr. Brafman’s death before he receives the Separation Benefits, the Separation Benefits will be paid to his estate.

Pursuant to the Operating LLC’s Second Amended and Restated Limited Liability Company Agreement, dated March 6, 2026 (the “LLC Operating Agreement”), Mr. Brafman will have the right to cause the Operating LLC to redeem all of his vested LLC Units for cash or, at the Company’s option, shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a ratio of one share of Common Stock per ten LLC Units so redeemed (subject to adjustment as set forth in the LLC Operating Agreement).

The Separation Agreement also confirms that, in accordance with award letters previously granted under the Company’s Non-Qualified Deferred Compensation Plan, Mr. Brafman will receive previously awarded deferred compensation of $1,053,696 on December 31, 2027 and $3,779,136 on December 31, 2028.

The Separation Agreement contains a general release of claims by Mr. Brafman in favor of the Company and its affiliates, and customary confidentiality, non-disparagement, cooperation and intellectual property covenants, as well as 18-month employee non-solicitation and non-interference covenants and 12-month client and vendor non-solicitation covenants. Mr. Brafman also granted the Company an irrevocable proxy to vote all of his membership interests in the Operating LLC.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 12, 2026, the Company issued a press release announcing the management changes described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*†	Separation Agreement and General Release, dated November 9, 2026, by and between Cohen & Company Inc. and Lester R. Brafman.
99.1**	Press Release of Cohen & Company Inc., dated November 12, 2026.
104	Cover Page Interactive Data File (Embedded within the inline XBRL document.)

* Filed electronically herewith.

** Furnished herewith.

† Indicates management contract or compensatory plan or arrangement. Certain personal information has been redacted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: November 12, 2026	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer